Exhibit 99.1

Four Oaks Fincorp, Inc. Announces 2017 Third Quarter and Year to Date Earnings

FOUR OAKS, N.C.--(BUSINESS WIRE)--October 26, 2017--Four Oaks Fincorp, Inc. (OTCQX: FOFN) (the “Company”), the holding company for Four Oaks Bank & Trust Company (the “Bank”), today announced earnings for the third quarter and nine months ended September 30, 2017. The Company reported net income of $1.5 million or $0.22 per diluted share and $4.0 million or $0.60 per diluted share, respectively, for the third quarter and nine months ended September 30, 2017, as compared to net income of $948,000 or $0.14 per diluted share and $2.7 million or $0.40 per diluted share for the same periods in 2016. The Company recorded income tax expense of $761,000 and $2.1 million, respectively, for the three and nine months ended September 30, 2017, as compared to $633,000 and $1,594,000 for the same periods in 2016.

On June 27, 2017, the Company announced the execution of a definitive merger agreement with United Community Banks, Inc. ("United") to acquire the Company and the Bank in a stock and cash transaction. Under the terms of the agreement, the Company's shareholders will receive merger consideration consisting of 0.6178 shares of United common stock and $1.90 in cash for each share of the Company’s common stock. The transaction was unanimously approved by the Board of Directors of each company and was approved by the Company's shareholders on October 23, 2017. The transaction is expected to close on or about November 1, 2017.

President and Chief Executive Officer David H. Rupp stated, "We are pleased to report excellent third quarter results with increases in loans, deposits and earnings. This is noteworthy given that we are in the middle of preparations for our upcoming merger. Our new partners at United have spent a significant amount of time getting to know us and our operations. As we become more familiar with one another, it reaffirms our decision to join their team and deliver even better products and service to our growing markets."

Third Quarter 2017 Highlights:

  Net income growth of $510,000 or 54% compared to third quarter 2016 and $1.3 million or 50% compared to the nine months ended September 30, 2016.
  Improved net interest margin of 3.89% despite changes in market rates and pricing expectations on deposit products.
  Reductions in non-interest expenses of approximately 5% as compared to the three and nine month periods ended September 30, 2016.
  Demand, savings, and money market deposits increased $26.9 million compared to December 31, 2016 for an annualized growth rate of 10.2%.

Net Interest Margin and Net Interest Income:

Net interest margin annualized for the three and nine months ended September 30, 2017 was 3.86% and 3.89%, respectively, as compared to 3.76% and 3.73% for the same periods in 2016. Net interest income totaled $6.4 million and $19.2 million for the three and nine months ended September 30, 2017, respectively, as compared to $6.2 million and $18.2 million for the same periods in 2016.

The primary driver of the improved margins and overall net interest income for both periods was the increase in interest earned on loans and the decrease in interest expense on time deposits partially offset by a decline in interest earned on investment securities for the nine month period.

Non-Interest Income:

Non-interest income was $1.5 million and $4.5 million for the three and nine months ended September 30, 2017, respectively, as compared to $1.3 million and $4.1 million for the same periods in 2016. As the Company reviewed options to increase fee income during 2016, it invested in a new bank owned life insurance policy, which has resulted in increased fee income for the three and nine months ended September 30, 2017 of $46,000 and $172,000, respectively.

Other service charges, commissions and fees increased $53,000 and $86,000 for the three and nine months ended September 30, 2017, respectively. This increase for both periods was primarily due to increased interchange income on the debit and credit card portfolio, as well as increases in gross revenues for the Company's wealth management division. Offsetting these increases were declines in mortgage and government guaranteed lending income.

Non-Interest Expense:

Non-interest expense totaled $5.7 million and $17.5 million for the three and nine months ended September 30, 2017, respectively, as compared to $6.0 million and $18.0 million for the same periods in 2016.

The Company remained focused on expense reductions and operational efficiencies during the third quarter and, accordingly, most categories of non-interest expense declined for the three and nine months ended September 30, 2017 as compared to the preceding year. A primary contributor to the reduced expenses were declines in professional and consulting fees of $135,000 and $335,000 for the quarter and nine months ended September 30, 2017, respectively. Additionally, collections and foreclosure related expenses declined $97,000 and $259,000 for the three and nine month periods, respectively, as compared to the same periods in 2016. There were also declines for both periods in FDIC insurance, occupancy expenses, and other operating expenses.

Offsetting these declines were $135,000 and $659,000 of merger-related expenses for the three and nine months ended September 30, 2017, respectively, as the Company prepared for the proposed merger with United.

Balance Sheet:

Total assets were $726.7 million at September 30, 2017 compared to $719.9 million at December 31, 2016, an increase of $6.8 million or 0.9%. Cash, cash equivalents, and investments were $176.6 million at September 30, 2017 compared to $163.6 million at December 31, 2016, an increase of $12.9 million or 7.9%. Outstanding gross loans declined to $503.1 million at September 30, 2017 compared to $507.0 million at December 31, 2016, a decrease of $3.9 million or 0.8%. Despite the year to date decline, outstanding gross loans increased $5.3 million when compared to the linked quarter ended June 30, 2017.

Total liabilities were $653.5 million at September 30, 2017, an increase of $1.6 million or 0.2%, from $651.9 million at December 31, 2016. Total deposits increased $6.8 million or 1.2% during the nine month period ended September 30, 2017, from $553.5 million at December 31, 2016, to $560.3 million at September 30, 2017.

The Company continues to see increases in core deposits as market teams remain focused on demand, savings, and money market account growth. This total increased $26.9 million or 7.6% during the nine month period ended September 30, 2017 totaling $379.2 million compared to $352.2 million as of December 31, 2016. This growth was offset by reductions in time deposits of $20.2 million or 10.0%, which totaled $181.1 million as of September 30, 2017 compared to $201.3 million at December 31, 2016. This decline in time deposits was a result of reductions in brokered deposits of approximately $12.9 million coupled with reduced retail time deposits. Long-term borrowings were $65.0 million at September 30, 2017 compared to $70.0 million at December 31, 2016, a decrease of $5.0 million or 7.1%. Total shareholders’ equity increased $5.2 million or 7.6%, from $68.0 million at December 31, 2016, to $73.2 million at September 30, 2017.

Asset Quality:

Asset quality measures continue to be at stabilized levels as nonperforming assets totaled $4.9 million or 0.68% of total assets at September 30, 2017 compared to $6.0 million or 0.84% of total assets at December 31, 2016. The allowance for loan and lease losses totaled $9.4 million at September 30, 2017 compared to $9.6 million as of December 31, 2016. The allowance for loan and lease losses as a percentage of gross loans was 1.87% and 1.90% at September 30, 2017 and December 31, 2016, respectively. The Company reported a classified asset to capital ratio of 7.8% as of September 30, 2017 compared to 8.9% as of December 31, 2016.

Capital:

The Bank remains well capitalized at September 30, 2017 and reports total risk based capital of 16.3%, Tier 1 risk based capital of 15.0%, a leverage ratio of 11.8%, and common equity Tier 1 capital of 15.0%. At December 31, 2016, the Bank had total risk based capital of 15.4%, Tier 1 risk based capital of 14.1%, a leverage ratio of 11.0%, and common equity Tier 1 capital of 14.1%.

With $726.7 million in total assets as of September 30, 2017, the Company, through its wholly-owned subsidiary, Four Oaks Bank & Trust Company, offers a broad range of financial services through its fourteen offices in Four Oaks, Clayton, Smithfield, Garner, Benson, Fuquay-Varina, Wallace, Holly Springs, Zebulon, Dunn, Raleigh (LPO) and Apex (LPO), North Carolina. Four Oaks Fincorp, Inc. trades through its market makers under the symbol of FOFN.

All share and share related information presented in this press release has been retroactively adjusted to reflect the decreased number of shares resulting from the previously announced one for five reverse stock split. Information in this press release may contain forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, (i) the possibility that expected benefits of the proposed merger with United may not materialize in the time frames expected or at all, or may be more costly to achieve; (ii) that the proposed merger may not be timely completed, if at all; (iii) that prior to completion of the proposed merger or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; (iv) that the parties to the proposed merger are unable to implement successful integration strategies; (v) that the closing conditions to the proposed merger are not satisfied in a timely manner, or at all; (vi) reputational risks and the reaction of the parties’ customers to the proposed merger; (vii) diversion of management time to merger-related issues; (viii) the failure of assumptions underlying the establishment of the allowance for loan losses; (ix) the risks of changes in interest rates on the level and composition of deposits: (x) the effects of future economic conditions, government fiscal and monetary policies, legislative and regulatory changes; (xi) the effects of competition from other financial institutions; and (xii) the low trading volume of the Company's common stock. Additional factors that could cause actual results to differ materially are discussed in the Company's filings with the Securities and Exchange Commission (the “SEC”), including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The Company does not undertake a duty to update any forward-looking statements in this press release.

Additional Information and Where to Find It

Investors and security holders are urged to carefully review and consider each of United’s and the Company’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K, and their Quarterly Reports on Form 10-Q. The documents filed by United with the SEC may be obtained free of charge at United’s website at http://www.ucbi.com or at the SEC’s website at http://www.sec.gov. These documents may also be obtained free of charge from United by requesting them in writing to Investor Relations, United Community Banks, Inc., 125 Highway 515 East, Blairsville, Georgia 30514-0398, or by telephone to Investor Relations at (706) 781-2265. The documents filed by the Company with the SEC may be obtained free of charge at the Company’s website at https://www.fouroaksbank.com, or at the SEC’s website at http://www.sec.gov. These documents may also be obtained free of charge from the Company by requesting them in writing to Four Oaks Fincorp, Inc., 6114 US Hwy 301 S, PO Box 309, Four Oaks, NC 27524 Attn: Corporate Secretary, or by telephone to Corporate Secretary at (919) 963-2177.

United has filed a registration statement on Form S-4 with the SEC on August 31, 2017, which was subsequently amended on September 15, 2017, to register the shares of United’s common stock that will be issued to the Company’s shareholders in connection with the proposed merger. The registration statement included a joint proxy statement of the Company and prospectus of United and other relevant materials in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT OR JOINT PROXY STATEMENT/PROSPECTUS BECAUSE SUCH DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. A definitive joint proxy statement/prospectus was sent to the shareholders of the Company on or about September 21, 2017 seeking the required shareholder approval. Investors and security holders are able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from United or the Company as described above.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

CONTACT:
Four Oaks Fincorp, Inc.
David H. Rupp, 919-963-2177
President and Chief Executive Officer
or
Deanna W. Hart, 919-963-2177
Executive Vice President and Chief Financial Officer